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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sandisk Corporation Special Stock Option Plan, (As Amended and Restated February 23, 2000), of our report dated January 23, 2001 with respect to the consolidated financial statements and schedule of Sandisk Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


San Jose, California
June 12, 2001